Exhibit 23






                                 August 23, 1999



Gulf Power Company
One Energy Place
Pensacola, Florida  32520

Ladies and Gentlemen:

         We hereby consent to the reference to our firm under the caption "Experts" in the Prospectus Supplement of Gulf Power Company (the "Company") dated August 17, 1999, relating to $50,000,000 aggregate principal amount of Series B 7.05% Senior Notes due August 15, 2004, and to the filing hereof with the Securities and Exchange Commission as an exhibit to the Company's Current Report on Form 8-K dated August 17, 1999.


                                                     Very truly yours,

                                                     /s/Beggs & Lane
                                                     Beggs & Lane